Exhibit 99.1

NEWS RELEASE

Anterix Announces First Quarter Fiscal 2020 Earnings Release Date

Woodland Park, NJ – August 6,  2019— Anterix, (NASDAQ: ATEX),  will issue its fiscal 2020 first quarter financial results after the market closes on Thursday,  August 8, 2019. The Company will host a conference call to discuss its results on Wednesday, August 14,  2019 at 4:45 pm ET. Interested parties can participate in the call by dialing 888-267-2845 and using the conference code 468010. A replay of the call will be available on the Company’s Investor Relations webpage which can be accessed at https://www.anterix.com/events/.

About Anterix

Anterix (NASDAQ: ATEX) is focused on empowering the modernization of critical infrastructure and enterprise businesses by enabling private broadband connectivity. Our foundational spectrum provides the ability to transform our customers operations to meet new business complexities while achieving higher levels of reliability, resiliency and security. Anterix is the largest holder of licensed spectrum in the 900 MHz band, with nationwide coverage throughout the contiguous United States, Hawaii, Alaska and Puerto Rico.  Anterix is currently pursuing a regulatory proceeding at the Federal Communications Commission to modernize and realign the 900 MHz band to increase its usability and capacity by allowing it to be utilized for the deployment of private broadband networks, technologies and solutions.  Our chairman and our CEO co-founded Nextel Communications and have over 60 years of combined experience in telecom operations and innovative spectrum initiatives.  Anterix is headquartered in Woodland Park, NJ.

Contacts

Natasha Vecchiarelli

Director of Investor Relations & Corporate Communications

973-531-4397

nvecchiarelli@anterix.com